Exhibit 23.2

Medigus Ltd.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2015 relating to the financial statements of Medigus Ltd., which appears in Medigus Ltd.’s Form 20-F filed with the Securities and Exchange Commision on May 7, 2015.

Tel-Aviv, Israel	/s /Kesselman & Kesselman
September 8, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel
P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il